                                                                   Exhibit 10.25

March 2, 2001

Richard J. Heaps
c/o Clarent Corporation
700 Chesapeake Drive
Redwood City, CA 94063

Dear Rich:

I am pleased that we have been able to work out a mutually beneficial transition. This letter sets forth the substance of the separation and consulting agreement (the "Agreement") to which you and Clarent Corporation (the "Company") have agreed.

     1. Resignation. You will resign from your positions as the Company's Chief Operating Officer, Chief Financial Officer, Secretary and General Counsel, and all positions you hold with any subsidiary or affiliate of the Company, effective as of a date or dates specified by the Company in its sole discretion, and you will resign from your employment with the Company (including all subsidiaries and affiliates) effective April 30, 2001 (the "Resignation Date").

     2. Accrued Salary and Vacation. On the Resignation Date, the Company will pay you all accrued and unpaid salary, and all accrued and unused vacation, earned through the Resignation Date, subject to standard payroll deductions and withholdings. You are entitled to these payments regardless of whether you sign this Agreement.

     3. Bonus. The Company will pay you any bonus for the year 2000 approved by the Company's Board of Directors (the "Board"). You will not be eligible to receive any bonus for the year 2001 or thereafter.

     4. Consulting Agreement. You will serve as a consultant to the Company under the terms specified below, from May 1, 2001 until August 1, 2002 (the "Consulting Period").

          (a) Consulting Services. You agree to provide consulting services to the Company in any area of your expertise (the "Consulting Services") at the direction of the Company's Chief Executive Office or Chairman of the Board, at the Company's sole discretion. You agree to exercise the highest degree of professionalism and utilize your expertise and creative talents in performing the Consulting Services. You agree to use your best efforts to provide Consulting Services, as requested by the Company, for up to forty (40) hours per week through August 1, 2001, and for an estimated target of fifteen (15) hours per week (but not to exceed one hundred (100) hours per month), from August 2, 2001 through the end of the Consulting Period. The Company agrees to give you reasonable notice of the dates and times on or by which the Consulting Services are to be rendered, and you agree to make reasonable efforts to perform such services on or by such requested dates and times.

Richard J. Heaps
March 2, 2001
Page 2


          (b) Consulting Fees. During the Consulting Period the Company will pay you as consulting fees a total of two hundred and seventy-five thousand dollars ($275,000) (the "Consulting Fees"), without withholdings or deductions, in equal monthly installments. You agree to submit monthly invoices to the Company stating the amount of Consulting Fees, and any expenses for which you seek reimbursement under paragraph 9 below, due for the prior calendar month, and such invoices shall be immediately payable. The Company will issue you 1099 forms with respect to the Consulting Fees. You shall be responsible for all taxes with respect to the Consulting Fees, and you agree to indemnify, hold harmless and defend the Company from any and all claims, liabilities, damages, taxes, fines or penalties sought or recovered by any governmental entity, including but not limited to the Internal Revenue Service or any state taxing authority, arising out of your failure to pay federal, state or local taxes during the term of the Consulting Period.

          (c) Independent Contractor Status. You agree that during the Consulting Period (i) you will be an independent contractor to the Company and not an employee of the Company, and (ii) the Company will not withhold or make payments for state or federal income tax or social security, make unemployment insurance or disability insurance contributions, or obtain workers' compensation insurance on your behalf.

          (d) Limitations on Authority. You will have no responsibilities or authority as a consultant to the Company other than as provided above. You agree not to represent or purport to represent the Company in any manner whatsoever to any third party unless authorized by the Company, in writing, to do so.

          (e) Non-Competition. In order to protect the trade secrets and confidential and proprietary information of the Company, you agree that, during the Consulting Period, you will not, directly or indirectly, without the prior written consent of the Company, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, or consultant, in any location(s) worldwide, of any entity that directly competes with any Company product currently available, or in development and publicly disclosed, as of the Effective Date of this Agreement (a "Competitor"). If you engage in any such competitive activity without the Company's express written consent, the Company may terminate this Agreement, at its sole election, and the Company's obligations to provide you with any and all compensation, benefits and stock option vesting will cease effective as of the commencement date of such competitive activity, subject to the provisions of paragraph 22 below. The foregoing shall not be deemed to prohibit you from holding or acquiring a passive investment of not more than 2 percent of the capital stock of any publicly traded or privately held Competitor, and you agree to provide prompt written notice to the Company of any such investment in any privately held Competitor.

Richard J. Heaps
March 2, 2001
Page 3


     5. Stock Options. Your Company stock option granted on August 27, 1998 will continue to vest through the end of the Consulting Period, provided that you have complied with the terms of this Agreement through such date. Your Company stock options granted on March 8, 1999 and February 15, 2001, and your Company stock option for 69,422 shares (or a greater number of shares as described in the stock option vesting summary attached as Exhibit A hereto) to be granted on August 17, 2001, will continue to vest through June 17, 2002, provided that you have complied with the terms of this Agreement through such date. You will be eligible to participate in Company stock repricing programs through the end of your vesting periods as described in this paragraph. Your stock options will cease vesting immediately upon your breach of this Agreement. Except as specifically set forth in this paragraph and Exhibit A, your stock options will continue to be governed by the applicable stock option grants, agreements, and plan documents.

     6. Benefits. You will continue to receive standard Company benefits available to senior executives, including health insurance, special life and disability insurance, and a car allowance, through June 1, 2002. The Company will provide these continued benefits by continuing your participation in such benefit plans and/or reimbursing you for the cost of such benefits, in the Company's sole discretion and consistent with the terms of the applicable plans. The Company's obligation to provide these benefits will cease immediately if you accept employment with a new employer that provides comparable benefits for which you are eligible. You agree to notify the Company immediately in writing upon your acceptance of such new employment.

     7. Secretarial Support. The Company agrees to provide you with secretarial support through August 1, 2001, and will make reasonable efforts to retain Sharon Fuhs to provide such support.

     8. Other Compensation or Benefits. You acknowledge that you will not receive from the Company any additional compensation (including but not limited to salary, bonuses or stock option grants), severance or benefits after the Resignation Date, except as expressly provided in this Agreement.

     9. Expense Reimbursements. You agree that within ten (10) business days after the Resignation Date you will submit your final documented expense reimbursement statement reflecting all business expenses you have incurred through the Resignation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice. Also pursuant to its regular business practice, the Company will reimburse you for reasonable business expenses incurred during the Consulting Period, provided that such expenses are routinely reimbursed for senior executives of the Company and you comply with standard Company requirements relating to expense reimbursement, including but not limited to requirements regarding verification of expenses.

Richard J. Heaps
March 2, 2001
Page 4

     10. Return of Company Property. On the Resignation Date, you agree to return to the Company all Company documents (and all copies thereof) and other Company property that you have had in your possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, training materials, computer-recorded information, tangible property including, but not limited to, computers, credit cards, entry cards, identification badges and keys; and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). You may retain such documents, property, and materials during the Consulting Period only to the extent approved in writing by the Company and you shall return them immediately upon written request from the Company. The Company will continue your active voicemail and e-mail accounts on the Company's systems through August 1, 2001.

     11. Exit Interviews. You agree that you will participate in exit interviews with all non-employee members of the Board at mutually agreed times and places.

     12. Proprietary Information and Attorney-Client Obligations. You acknowledge your continuing obligations under your Proprietary Information and Inventions Agreement (Exhibit B hereto) at all times hereafter, including but not limited to all times during and after the Consulting Period. Among other obligations in said agreement, you agree not to use or disclose, at any time, any confidential or proprietary information of the Company without prior written authorization from a duly authorized representative of the Company. In addition, you acknowledge your continuing obligations to the Company arising from the attorney-client relationship established between you and the Company.

     13. Nonsolicitation. You agree that from the Effective Date of this Agreement (as defined in paragraph 16 below) through the end of the Consulting Period, you will not, either directly or through others, solicit or attempt to solicit any employee, consultant, or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity; provided, however, that said restrictions shall not apply as to Sharon Fuhs.

     14. Nondisparagement. Both you and the Company (by its officers and directors) agree not to disparage the other party, and the other party's officers, directors, employees, shareholders, affiliates, and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided, however, that both you and the Company shall respond accurately and fully to any question, inquiry or request for information when required by legal process.

     15. Release of Claims. In exchange for the consulting arrangement, stock option vesting arrangement and other consideration under this Agreement to which you would not otherwise be entitled, you hereby release, acquit and forever discharge the Company and its officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and

Richard J. Heaps
March 2, 2001
Page 5


affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date you sign this agreement, including but not limited to: any and all such claims and demands directly or indirectly arising out of or in any way connected with your employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, sabbatical benefits, severance benefits, or any other form of compensation; claims pursuant to any federal, state, local law, statute or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; harassment; emotional distress; and breach of the implied covenant of good faith and fair dealing. The releases given herein shall not bar any claim for breach of the terms of this Agreement.

     16. ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA. You also acknowledge that the consideration given for the waiver and release in the preceding paragraph is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing, as required by the ADEA, that: (a) your waiver and release do not apply to any rights or claims that arise after the date you sign this Agreement; (b) you should consult with an attorney prior to executing this Agreement; (c) you have twenty-one (21) days to consider this Agreement (although you may choose to voluntarily execute this Agreement earlier); (d) you have seven (7) days following the date you sign this Agreement to revoke the Agreement; and (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Agreement is executed by you, provided that the Company has also signed the Agreement by that date ("Effective Date").

     17. Supplemental Release. In further consideration of the consulting arrangement, stock option vesting arrangement and other consideration under this Agreement to which you would not otherwise be entitled, you agree to sign and return to the Company a supplemental release of claims (the "Supplemental Release"), in the form attached hereto as Exhibit C, on or after April 30, 2001.

     18. Waiver. In granting the release herein, you acknowledge that you understand that you are waiving the benefit of California Civil Code section 1542, which states:

Richard J. Heaps
March 2, 2001
Page 6

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

You hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the release of unknown and unsuspected claims granted in this Agreement.

     19. Confidentiality. The provisions of this Agreement will be held in strictest confidence by you and the Company and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family and any lender that requests that you provide information about your income; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. In particular, and without limitation, you will not disclose the provisions of this Agreement to any current or former Company employee or any other Company personnel.

     20. Public Statements. Notwithstanding the provisions of paragraph 18 above, the Company may issue a statement or make other public comment on your resignation and consulting services, at its sole discretion. You agree to refrain from making any statement to any press or media representative, or other third party, regarding your resignation from the Company, your consulting services arrangement, or any other matter pertaining to the Company's business affairs, absent written authorization from the Chairman of the Board.

     21. Indemnification. Notwithstanding your resignation from your positions with the Company, that certain Indemnity Agreement by and between the Company and you dated June 30, 1999 (the "Indemnity Agreement") shall continue to apply during the term of this Agreement. A copy of the Indemnity Agreement is attached hereto as Exhibit D.

     22. Dispute Resolution. To ensure rapid and economical resolution of any and all disputes that may arise in connection with this Agreement, you and the Company agree that any and all disputes, claims, and causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation, will be resolved solely and exclusively by final, binding, and confidential arbitration, by a single arbitrator, in San Francisco, California, and conducted by Judicial Arbitration & Mediation Services, Inc. ("JAMS") under its then-existing employment rules and procedures. Nothing in this section, however, is intended to prevent either party from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. The Company shall not terminate any compensation or benefits provided hereunder pending the outcome of such

Richard J. Heaps
March 2, 2001
Page 7


arbitration; provided, however, that in the event the Company prevails in such arbitration on any claim resulting in the termination of such compensation and/or benefits, you will be liable to the Company for an amount equal to the compensation and value of benefits you received hereunder from the earliest date of the conduct giving rise to said claim(s) until the date of the arbitration award.

     23. Entire Agreement. This Agreement, including all exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to the subject matters hereof. It supersedes and merges any and all agreements entered into by and between you and the Company. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in a writing signed by you and a duly authorized officer of the Company. Each party has carefully read this Agreement, has been afforded the opportunity to be advised of its meaning and consequences by his or its respective attorneys, and signed the same of his or its own free will.

     24. Successors and Assigns. This Agreement will bind the heirs, personal representatives, successors, assigns, executors and administrators of each party, and will inure to the benefit of each party, its heirs, successors and assigns.

     25. Warranties. You warrant and represent that there are no liens or claims of lien or assignments in law or equity or otherwise on or against any potential claims or causes of action released herein, and, further, that you are fully entitled and duly authorized to give this complete and final general release and waiver.

     26. Applicable Law. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California, without regard to conflicts of laws.

     27. Severability. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof will be unimpaired. The court or arbitrator will then have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

     28. Counterparts. This Agreement may be executed in two counterparts, each of which will be deemed an original, all of which together constitutes one and the same instrument.

Richard J. Heaps
March 2, 2001
Page 8


     29. Construction. This Agreement will be deemed drafted by both parties, and shall not be construed against either party as the drafter of the document.

If this Agreement is acceptable to you, please sign below and return the original to me. Please sign and return the Supplemental Release (Exhibit C) to me on or after April 30, 2001.

I wish you luck in your future endeavors.

Sincerely,

Clarent Corporation

By:  /s/ Michael F. Vargo
     --------------------
         Michael F. Vargo
         Director and Chief Technical Officer

Exhibit A Summary of Stock Option Vesting During Term of Agreement Exhibit B Proprietary Information and Inventions Agreement
Exhibit C  Supplemental Release
Exhibit D  Indemnity Agreement


Understood and Agreed:

/s/ Richard J. Heaps
--------------------
Richard J. Heaps

Date:  March 2, 2001
       -------------

                                   Exhibit A

           SUMMARY OF STOCK OPTION VESTING DURING CONSULTING PERIOD

------------------------------------------------------------------------------------------------
       Option             Shares      Vesting          Monthly     Currently    Shares Vested on
                                   Termination         Vesting       Vested        Vesting
                                       Date                                     Termination Date
------------------------------------------------------------------------------------------------
August 27, 1998          400,000   August 1, 2002      8,333.33       249,999        400,000
------------------------------------------------------------------------------------------------
March 8, 1999            200,000   June 17, 2002       4,166.66        91,666        162,500
------------------------------------------------------------------------------------------------
February 15, 2001 *       41,156   June 17, 2002       6,859.33 **          0         41,156
------------------------------------------------------------------------------------------------
August 17, 2001 *         69,422+  June 17, 2002       2,892.58 ***         0         28,925+
------------------------------------------------------------------------------------------------

* Options granted pursuant to Clarent Corporation Option Cancellation and Regrant Program (the "Regrant Program"). As requested by Mr. Heaps, Options granted on February 29, 2000 for 150,000 shares and October 12, 2000 for 30,000 shares were canceled as a condition of participation in the Regrant Program.

** Vests ratably over six (6) months.

*** Vests ratably over twenty-four (24) months.

+ Based on an August Option (as defined in the Regrant Program) covering the number of shares equal to 50% of the Unreplaced Surrendered Options (as defined in the Regrant Program), as specified in the Regrant Program. In the event that the percentage of Unreplaced Surrendered Options selected by the Company to calculate the August Options for the general pool of employees under the Regrant Program (the "August Option Percentage") is greater than 50%, then Mr. Heaps' August Option, and the Shares Vested on Vesting Termination Date, will be recalculated based on the actual August Option Percentage.

                                   Exhibit B

                              CLARENT CORPORATION

                       EMPLOYEE PROPRIETARY INFORMATION
                           AND INVENTIONS AGREEMENT

          In consideration of my employment or continued employment by Clarent Corporation (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:

                               1.  Nondisclosure

     1.1 Recognition of Company's Rights; Nondisclosure. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

     1.2 Proprietary Information. The term "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

     1.3 Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

     1.4 No Improper Use of Information of Prior Employers and Others. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.   Assignment of Inventions.

     2.1 Proprietary Rights. The term "Proprietary Rights" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

     2.2 Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit B (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "Prior Inventions"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit B but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit B for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

     2.3 Assignment of Inventions. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this
Section 2, are hereinafter referred to as "Company Inventions."

     2.4 Nonassignable Inventions. This Agreement does not apply to an Invention which qualifies fully as a nonassignable Invention under Section 2870 of the California Labor Code (hereinafter "Section 2870"). I have reviewed the notification on Exhibit A (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

     2.5 Obligation to Keep Company Informed. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under
Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

     2.6 Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

     2.7 Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

     2.8 Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. Records. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. Additional Activities. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one (l) year after the date of termination of my employment by the Company, I will not directly or indirectly, on behalf of myself or any other person or entity, solicit, call upon, divert, take away, or recruit, or attempt to solicit, call upon, divert, take away, or recruit, any employees, customers, licensors, or licensees of the Company.

5. No Conflicting Obligation. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6. Return of Company Documents. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

7. Legal and Equitable Remedies. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8. Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

9. Notification of New Employer. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10.  General Provisions.

     10.1 Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Mateo County, California for any lawsuit filed there against me by Company arising from or related to this Agreement.

     10.2 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     10.3 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

     10.4 Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

     10.5 Employment. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

     10.6 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     10.7 Entire Agreement. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

    This Agreement shall be effective as of the first day of my employment with the Company, namely: August 1, 1998.

    I have read this Agreement carefully and understand its terms. I have completely filled out Exhibit B to this Agreement.

Dated: August 1, 1998
       --------------

/s/ Richard Heaps
--------------------------------
(Signature)

Richard J. Heaps
--------------------------------
(Printed Name)

Accepted and Agreed To:

CLARENT CORPORATION

By: /s/ Lisa Gounod
   -----------------------------

Title: HR Manager
      --------------------------

700 Chesapeake Drive
--------------------------------
(Address)

Redwood City, CA 94063
--------------------------------

Dated: August 1, 1998

                                   Exhibit C

                             SUPPLEMENTAL RELEASE

                   (To be signed on or after April 30, 2001)

In further consideration of the consulting arrangement, stock option vesting arrangement and other consideration under the separation and consulting agreement between Clarent Corporation (the "Company") and me dated March 2, 2001 (the "Separation and Consulting Agreement"), I hereby release, acquit and forever discharge the Company, its officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date I sign this Supplemental Release ("Release"), including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing. The releases given herein shall not bar any claim for breach of the terms of the Separation and Consulting Agreement.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, as amended. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I have been advised hereby that I have the right to consult with an attorney prior to executing this Release; (c) I have had twenty-one (21) days to consider this Release; (d) I have seven (7) days following the date I sign this Release to revoke the Release; and (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Release is executed by me ("Release Effective Date").

I UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. In giving this release, which includes claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code, which states: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any unknown or unsuspected claims I may have against the Company.

                                        By:  /s/ Rich Heaps
                                             -----------------------------------
                                                 Richard J. Heaps

                                        Date: April 30, 2001
                                             -----------------------------------

                                   Exhibit D

                              INDEMNITY AGREEMENT

     This Agreement is made and entered into this 30th day of June, 1999 by and between Clarent Corporation, a Delaware corporation (the "Corporation"), and Richard J. Heaps ("Agent").

                                   Recitals

     Whereas, Agent performs a valuable service to the Corporation in his/her capacity as Chief Operating Officer, Chief Financial Officer, General Counsel and Secretary of the Corporation;

     Whereas, the stockholders of the Corporation have adopted bylaws (the "Bylaws") providing for the indemnification of the directors, officers, employees and other agents of the Corporation, including persons serving at the request of the Corporation in such capacities with other corporations or enterprises, as authorized by the Delaware General Corporation Law, as amended (the "Code");

     Whereas, the Bylaws and the Code, by their non-exclusive nature, permit contracts between the Corporation and its agents, officers, employees and other agents with respect to indemnification of such persons; and

     Whereas, in order to induce Agent to continue to serve as Chief Operating Officer, Chief Financial Officer, General Counsel and Secretary of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Agent;

     Now, Therefore, in consideration of Agent's continued service as Chief Operating Officer, Chief Financial Officer, General Counsel and Secretary after the date hereof, the parties hereto agree as follows:

                                   Agreement

     1. Services to the Corporation. Agent will serve, at the will of the Corporation or under separate contract, if any such contract exists, as Chief Operating Officer, Chief Financial Officer, General Counsel and Secretary of the Corporation or as a director, officer or other fiduciary of an affiliate of the Corporation (including any employee benefit plan of the Corporation) faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provisions of the Bylaws or other applicable charter documents of the Corporation or such affiliate; provided, however, that Agent may at any time and for any reason resign from such position (subject to any contractual obligation that Agent may have assumed apart from this Agreement) and that the Corporation or any affiliate shall have no obligation under this Agreement to continue Agent in any such position.

     2. Indemnity of Agent. The Corporation hereby agrees to hold harmless and indemnify Agent to the fullest extent authorized or permitted by the provisions of the Bylaws and the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Bylaws or the Code permitted prior to adoption of such amendment).

     3. Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 hereof, the Corporation hereby further agrees to hold harmless and indemnify Agent:

          (a) against any and all expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay because of any claim or claims made against or by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Corporation) to which Agent is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Agent is, was or at any time becomes a director, officer, employee or other agent of Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

          (b) otherwise to the fullest extent as may be provided to Agent by the Corporation under the non-exclusivity provisions of the Code and Section 43 of the Bylaws.

     4. Limitations on Additional Indemnity. No indemnity pursuant to Section 3 hereof shall be paid by the Corporation:

          (a) on account of any claim against Agent for an accounting of profits made from the purchase or sale by Agent of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

          (b) on account of Agent's conduct that was knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

          (c) on account of Agent's conduct that constituted a breach of Agent's duty of loyalty to the Corporation or resulted in any personal profit or advantage to which Agent was not legally entitled;

          (d) for which payment is actually made to Agent under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

          (e) if indemnification is not lawful (and, in this respect, both the Corporation and Agent have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

          (f) in connection with any proceeding (or part thereof) initiated by Agent, or any proceeding by Agent against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Code, or (iv) the proceeding is initiated pursuant to
Section 9 hereof.

     5. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Agent is a director, officer, employee or other agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Agent shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Agent was serving in the capacity referred to herein.

     6. Partial Indemnification. Agent shall be entitled under this Agreement to indemnification by the Corporation for a portion of the expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 3 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Agent for the portion thereof to which Agent is entitled.

     7. Notification and Defense of Claim. Not later than thirty (30) days after receipt by Agent of notice of the commencement of any action, suit or proceeding, Agent will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Agent otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Agent notifies the Corporation of the commencement thereof:

          (a) the Corporation will be entitled to participate therein at its own expense;

          (b) except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Agent. After notice from the Corporation to Agent of its election to assume the defense thereof, the Corporation will not be liable to Agent under this Agreement for any legal or other expenses subsequently incurred by Agent in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Agent shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Agent unless (i) the employment of counsel by Agent has been authorized by the Corporation, (ii) Agent shall have reasonably concluded that there may be a conflict of interest between the Corporation and Agent in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Agent's separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Agent shall have made the conclusion provided for in clause (ii) above; and

          (c) the Corporation shall not be liable to indemnify Agent under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Agent without Agent's written consent, which may be given or withheld in Agent's sole discretion.

     8. Expenses. The Corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by Agent in connection with such proceeding upon receipt of an undertaking by or on behalf of Agent to repay said amounts if it shall be determined ultimately that Agent is not entitled to be indemnified under the provisions of this Agreement, the Bylaws, the Code or otherwise.

     9. Enforcement. Any right to indemnification or advances granted by this Agreement to Agent shall be enforceable by or on behalf of Agent in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Agent, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under Section 3 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 8 hereof, provided that the required undertaking has been tendered to the Corporation) that Agent is not entitled to indemnification because of the limitations set forth in Section 4 hereof. Neither the failure of the Corporation (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Agent is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Agent is not entitled to indemnification under this Agreement or otherwise.

     10. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Agent, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

     11. Non-Exclusivity of Rights. The rights conferred on Agent by this Agreement shall not be exclusive of any other right which Agent may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

     12.  Survival of Rights.

          (a) The rights conferred on Agent by this Agreement shall continue after Agent has ceased to be a director, officer, employee or other agent of the Corporation or to serve at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Agent's heirs, executors and administrators.

          (b) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

     13. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Agent to the fullest extent provided by the Bylaws, the Code or any other applicable law.

     14. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

     15. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

     16. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

     17. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     18. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

          (a) If to Agent, at the address indicated on the signature page hereof.

          (b)  If to the Corporation, to

               Clarent Corporation
               700 Chesapeake Drive
               Redwood City, CA 94063

or to such other address as may have been furnished to Agent by the Corporation.

     In Witness Whereof, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                   Clarent Corporation



                                   By:  /s/ Jerry Shaw-Yau Chang
                                        ----------------------------------------

                                   Title: President and Chief Executive Officer
                                          --------------------------------------


                                   Richard J. Heaps  ("Agent")



                                   /s/ Richard J. Heaps
                                   ---------------------------------------------

                                   Address:

                                   _____________________________________________

                                   _____________________________________________